UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                        _________________

                            Form 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)   November 7, 1997


                   SPECIALTY FOODS CORPORATION
     (Exact name of registrant as specified in its charter)



       Delaware                     33-68956            75-2488181
(State or other jurisdiction  (Commission File No.)    (IRS Employer
    of incorporation)                                 Identification No.)


25 Tri-State International Office Center, Suite 250,Lincolnshire, Illinois 60069
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code        (847)267-1001




Item 5.   Other Events

On November 10, 1997, Specialty Foods Corporation (the "Company"), a wholly-owned subsidiary of Specialty Foods Acquisition Corporation, announced that it had entered into a definitive agreement with Saputo Group Inc. and its wholly-owned subsidiary, Saputo Acquisition, Inc. (together, "Buyer"), pursuant to which the Company has agreed to sell to Buyer all of the outstanding capital stock of Stella Holdings, Inc., a wholly-owned subsidiary of the Company. A copy of the Press Release announcing such transaction is filed as an exhibit hereto and incorporated by reference herein.

Item 7.   Financial Statements and Exhibits

(c)  Exhibits

Exhibit
No.            Description

99.1           Press Release dated November 10, 1997 of Specialty
               Foods Corporation


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SPECIALTY FOODS CORPORATION
                                   (Registrant)


Date:     November 12, 1997           By:  /s/ Robert B. Aiken
                                           Robert B. Aiken
                                           Vice President




FOR IMMEDIATE RELEASE:  November 10, 1997


        SPECIALTY FOODS CORPORATION TO SELL STELLA FOODS
                    TO CANADA'S SAPUTO GROUP

 Specialty Foods will use proceeds to invest in baking industry, reduce debt


LINCOLNSHIRE, IL - Specialty Foods Corporation today announced it has reached a definitive agreement to sell its Stella Foods, Inc. subsidiary to Saputo Group Inc. (SAP - TSE/ME) of Montreal, Canada. The announcement was made by Lawrence Benjamin, president and chief executive officer of Specialty Foods, who said the purchase price was approximately $405 million.

Consummation of the transaction is subject to certain customary closing conditions, including the obtaining of approvals from governmental regulatory agencies. The parties expect the sale to close by the end of the year.

Stella Foods is the fifth largest cheese producer in the United States with major positions in Italian and other specialty cheese categories. Stella's broad product line is sold to retail as well as commercial and institutional customers under a variety of brand names including Stella, Frigo, Lorraine, Dragone and Gardenia.

Earlier this year, Specialty Foods announced it would use the proceeds from the sale of Stella to reduce debt and invest in its baking operations, including acquisitions. The company's baking businesses include Metz Baking Company, Mother's Cake & Cookie Co. and Andre-Boudin Bakeries.

Metz, Specialty's largest baking unit, is a leading baker and distributor of bread products throughout the central United States. Mother's is the second largest manufacturer and distributor of branded cookie products sold through retail grocers in the western United States. Andre-Boudin Bakeries operates a chain of 47 bakery cafes in the San Francisco Bay area, Southern California, Chicago and Dallas.

In addition to Metz, Mother's and Andre-Boudin, Specialty Foods will retain H&M Food Systems Company, Inc., a leading producer of custom-formulated specialty meat products, as a separate subsidiary.

Specialty Foods Corporation is a wholly-owned subsidiary of Specialty Foods Acquisition Corporation.